Exhibit 99.2

Marathon Oil Closes on Sale of U.K. Business

HOUSTON, July 1, 2019 -- Marathon Oil Corporation (NYSE: MRO) announced today the company has closed on the sale of its U.K. business, which consists of the Brae area fields and Foinaven, to RockRose Energy PLC. The transaction represents a complete country exit for Marathon Oil.

Final terms of the transaction resulted in consideration payable to a subsidiary of Marathon Oil of approximately $95 million, which reflects the assumption by the buyer of the U.K. business’ working capital and cash equivalent balances of approximately $345 million on Dec. 31, 2018. The transaction has an effective date of Jan. 1, 2019.

At year-end 2018, the Company carried 21.4 million oil equivalent barrels of proved reserves in the U.K., and 2018 production averaged approximately 13,000 barrels of oil equivalent per day.

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This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s 2018 Annual Report on Form 10-K and other public filings and press releases, available at www.marathonoil.com.

Media Relations Contact:
Lee Warren: 713-296-4103

Investor Relations Contact:
Guy Baber: 713-296-1892